Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-65980 on Form S-8 of our report dated June 26, 2026, relating to the financial statements and supplemental schedule of Fossil Group, Inc. Savings and Retirement Plan, appearing in this Annual Report on Form 11-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Dallas, Texas
June 26, 2026